For immediate release

Nexen’s CEO to Retire at Year End

Calgary, Alberta, October 29, 2008 – Nexen Inc. announced today that Charlie Fischer, President and Chief Executive Officer, has announced his intention to retire at the end of the year. Charlie will also retire from the Board of Directors at the same time.

Charlie joined Nexen in 1994 as Senior Vice President, North American Operations and in 1997 he was promoted to Executive Vice President and Chief Operating Officer. In 2001 he was appointed President and Chief Executive Officer and joined the Board of Directors.

Under Charlie’s leadership, we have experienced significant growth and success. The acquisition of our North Sea assets has added significant value, our oil sands development at Long Lake is ready to deliver and positioning early in the Horn River Basin has given us access to a substantial shale gas resource in northeast British Columbia.

During Charlie’s tenure, we have been widely recognized as an international leader in a number of areas which include environment, sustainability, safety and governance. Charlie has also given freely of his personal time to make a difference in many aspects of the community.

“I am proud of the many accomplishments of our employees and I am proud of our achievements as a company,” said Charlie Fischer. “The company is in tremendous shape and well positioned for the future. I am confident it will continue to grow and be very successful.”

The Board of Directors is pleased to announce the appointment of Marvin Romanow as President and Chief Executive Officer and a Director, effective January 1, 2009. Marvin has been Chief Financial Officer since 1998 and was promoted to Executive Vice President in 2001.

An engineering graduate with great distinction from the University of Saskatchewan, Marvin also holds a Masters of Business Administration degree and is a graduate of Harvard’s Management Development Program and INSEAD’s Advanced Management Program. He was named 2006 Energy Executive of the Year by the Petroleum Economist Magazine and in 2007 he was named CFO of the Year by PricewaterhouseCoopers LLP, Financial Executives International and Caldwell Partners International.

Marvin’s career has spanned many operating and financial roles, including roles in drilling and reservoir engineering, exploration and development, business development, corporate finance and planning. In his current role as Chief Financial Officer, he has played a key role in developing our long term financing plans and hedging strategies, which have greatly contributed to the excellent financial position we currently enjoy in today’s economic climate.

“The Board wants to recognize Charlie Fischer for his leadership and dedication to making Nexen one of Canada’s top energy companies. With the industry experience and business judgment that Marvin Romanow brings to the table, we are confident in the future of the company under his leadership,” said Francis Saville, Nexen’s Chairman.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We believe we are uniquely positioned for growth in the North Sea, Western Canada (including the Athabasca oil sands of Alberta and unconventional gas resource plays such as coalbed methane and shale gas), deep-water Gulf of Mexico, offshore West Africa and the Middle East. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity, governance and environmental protection.

For further information, please contact:

Michael J. Harris, CA

Vice President, Investor Relations

(403) 699-4688

Lavonne Zdunich, CA

Analyst, Investor Relations

(403) 699-5821

801 – 7th Ave SW

Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) or “forward-looking information” (within the meaning of applicable Canadian securities legislation). No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Nexen’s 2007 Annual Report on Form 10-K on file with the United States Securities and Exchange Commission.

2